Exhibit 99.l

BJ's Restaurants Inc. Donates $250,000 to the Cystic Fibrosis Foundation

    HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--Jan. 17, 2006--BJ's Restaurants Inc. (Nasdaq:BJRI), a long-time supporter of the Cystic Fibrosis (CF) Foundation, today donated $250,000 to that foundation from the company's 2005 Cookies for Kids program. This program calls for the company to donate a portion of the sale of every signature Pizookie(R) dessert to the CF Foundation. During the past several years, the company has made significant contributions to the CF Foundation and to other charitable organizations and activities through local fundraisers and new restaurant openings.
    "BJ's Restaurants take great pride in its long-standing commitment to support charitable and humanistic programs that benefit the communities and constituencies that support our restaurants," said Rob DeLiema, vice president of marketing. "For many years, our company has joined in the struggle to fight and eliminate cystic fibrosis through our Cookies for Kids program. On behalf of the 4,800 team members at our company, BJ's is very proud to present our 2005 Cookies for Kids donation today."
    "On behalf of the CF Foundation, I would like to express our gratitude to BJ's Restaurants for its very generous donation," said Gary Green, director of corporate development for the Cystic Fibrosis Foundation. "BJ's Restaurants is a truly outstanding partner in our mission to defeat this life-threatening disease. It is our hope that, with the continued support and dedication of BJ's Restaurants and our other supporters, CF will one day soon stand for 'cure found.'"

    BJ's Restaurants Inc. currently owns and operates 44 casual dining restaurants under the BJ's Restaurant and Brewery, BJ's Restaurant and Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The company operates 11 microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The company's restaurants are located in California (30), Texas
(6), Arizona (3), Oregon (3), Colorado (1) and Nevada (1). The company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants Inc. on the Web at http://www.bjsrestaurants.com.

    Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases (v) food quality and health concerns, (vi) factors that impact California, where 30 of our current 44 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer trends, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs including food and energy, (xii) trademark and servicemark risks,
(xiii) government regulations, (xiv) licensing costs (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage,
(xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) and numerous other matters discussed in the company's filings with the Securities and Exchange Commission. BJ's Restaurants Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

    CONTACT: BJ's Restaurants Inc.
             Rob DeLiema, 714-848-3747, ext. 224
             rdeliema@bjsrestaurants.com